Exhibit 10.15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT MANUFACTURING AGREEMENT

This Contract Manufacturing Agreement (“Agreement”) is entered into and made effective as of the 29th day of August, 2012 (“Effective Date”) by and between Onyx Pharmaceuticals International GmbH, a wholly-owned subsidiary of Onyx Pharmaceuticals, Inc. (“Onyx”), and Senn Chemicals AG, a Swiss corporation (referred to herein as “SENN”). Onyx and SENN are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein shall have their respective meanings as defined in this Agreement.

WHEREAS, Onyx is in the business of discovering, developing and commercializating pharmaceutical products including the Pharmaceutical Product(s) (as defined below);

WHEREAS, SENN is in the business of providing pharmaceutical development and manufacturing services;

WHEREAS, the Parties have entered into that certain MSA (as defined below), pursuant to which SENN has provided services relating to development, scale-up, manfacture and supply of the Product(s) (as defined below) to Onyx;

WHEREAS, the Parties now wish to enter into this Agreement, pursuant to which SENN shall manufacture and supply the Product(s) at commercial scale under the direction and oversight of Onyx and sell such Product(s) to Onyx, and Onyx shall purchase such Product(s) from SENN, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.0          DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings, provided that terms defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise.

1.1          “Affiliate” of any Party means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with any Party to this Agreement. For purposes hereof, “control” means (a) in the case of a corporate entity, ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, and (b) in the case of a non-corporate entity, ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the equity interests with the power to direct the management and policies of such non-corporate entity.

1.2          “Agreement” means this Contract Manufacturing Agreement, including any exhibits, schedules, statements of work or other attachments hereto, as the same may be validly amended by the Parties from time to time.

1.3          “Agreement Technology” means any invention, whether patentable or unpatentable, discovery, know-how, process, procedure, method, protocol, formula, technique, software, design, drawing, data, materials or other technical information arising from performance by SENN or any of it subcontractors (if any) under this Agreement, and shall include any and all of the foregoing that relates to the Product(s) or the Pharmaceutical Product(s) and/or their respective methods of synthesis, preparation, processes, purification, formulation, analysis, development and/or methods of bulk manufacture that is developed by either or both Parties under this Agreement. For the avoidance of doubt, Agreement Technology includes Work Product, but does not include any Background Technology.

1.4          “Agreement Technology Patent Rights” means any patent, patent application and/or worldwide letters patent relating to Agreement Technology, including any division, continuation, continuation-in-part, provisional, reissue or reexamination, or extension thereof, or substitute application therefore.

1.5          “Approval Application” means any new drug application filed with the FDA seeking approval to sell any Pharmaceutical Product(s) in the United States, or any marketing approval application filed with EMA seeking approval to sell any Pharmaceutical Product(s) within the EU, or any other application filed with any other Regulatory Authority seeking approval to sell any Pharmaceutical Product(s) in any other jurisdiction, or any successor application(s) thereto.

1.6          “Background Technology” means any invention, whether patentable or unpatentable, discovery, know-how, process, procedure, method, protocol, formula, technique, software, design, drawing, data, materials or other technical information (a) that is in existence as of the Effective Date or (b) that arises after the Effective Date but (i) is not Work Product or other Agreement Technology and (ii) is generated or derived by SENN or any of its subcontractors (if any) in the course of performing this Agreement and has general application to manufacturing processes or formulation development for drug products or drug delivery systems.

1.7          “Background Technology Patent Rights” means any patent, patent application and/or worldwide letters patent relating to Background Technology, including any division, continuation, continuation-in-part, provisional, reissue or reexamination, or extension thereof, or substitute application therefore.

1.8          “Calendar Quarter” means each calendar quarter during the Term of this Agreement, beginning on January 1, April 1, July 1 or October 1 during the Term, as the case may be, with the first Calendar Quarter commencing on January 1, 2013.

1.9          “Calendar Year” means each twelve (12) month period during the Term of this Agreement, commencing with the first January 1st following the Effective Date, and each January 1st thereafter during the Term, provided that Calendar year 2012 shall include the period from the Effective Date through December 31, 2011.

1.10        “Certificate of Anaylsis” or “C of A” means a written document from SENN listing the items tested, Specifications and test resutls and certifying that the specific lot or batch of Product(s) listed therein conforms to the Specifications.

1.11        “Certificate of Compliance” or “C of C” means a written document from SENN certifying that the specific lot or batch of Product(s) listed therein has been manufactured in accordance with all of the provisions of Section 7.2 of this Agreement and consistent with the batch record and analytically tested in compliance with all cGMPs.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.12        “cGMPs” or “cGMP Requirements” means those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices, including, without limitation, each of the following as in effect on the Effective Date of this Agreement and as amended or revised from time to time thereafter: (a) the FDA Act, including 21 C.F.R. parts 11, 210 and 211, and other FDA regulations, policies and guidelines governing the manufacturing, testing, storage and/or quality control of active pharmaceutical ingredients for use in human drug pharmaceutical products; and (a) all ICH guidance documents as appropriate, including EU Directives 2003/94IEC code of GMP and 2001/83IEC as amended by 2004/27/EC code of practice for the QP, and ICH Tripartite Guidance Q7A entitled “ICH Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients”, as applied to active pharmaceutical ingredients for use in human drug pharmaceutical products.

1.13        “Change Order” has the meaning set forth in Section 3.3 (c).

1.14        “CMC” means any chemistry manufacturing and control information required by any Regulatory Authority for the filing of any IND or any Approval Application.

1.15        “Confidential Information” means, subject to Section 9.2 and the other terms and conditions of this Agreement, all information, in any form or format (including tangible, oral or electronic), (a) provided by either Party or its Affiliates hereunder to the other Party pursuant to this Agreement, or (b) generated by SENN or any of its subcontractors (if any) in the performance of this Agreement (including all Work Product), and/or (c) or which a Party becomes aware as part of the activities contemplated pursuant to this Agreement, including but not limited to: any information about manufacturing, testing/analysis methods or processes; any Product(s) or other raw materials, starting materials or intermediates; any Pharmaceutical Product(s) or other pharmaceutical products (investigational or not); any samples, specimens and other materials or compounds or retention samples; analyses and the result of such analyses; information on research and development compounds; technical know-how; formulas; studies; regulatory submissions (including any INDs and any Approval Applications); regulatory records; research data and information; financial information; sales and marketing information (including services proposals, price quotations and customer lists); inventions; patent applications and other trade secrets; information relating to potential new transactions and business between the Parties; and all information developed or prepared by either Party pursuant to this Agreement.

1.16        “Cure Period” has the meaning set forth in Section 10.3.

1.17        “Debarment Act” means the Generic Drug Enforcement Act of 1992, and the regulations promulgated thereunder, each as amended from time to time.

1.18        “Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

1.19        “EMA” means the European Medicines Agency, or any successor agency thereto.

1.20        “EU” means the European Union or any successor thereto, and includes all countries and jurisdictions as may be added to the European Union from time to time during the Term.

1.21        “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.22        “FDA Act” means the Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, each as amended from time to time.

1.23        “Force Majeure” has the meaning set forth in Section 12.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.24        “GAAP” means United States generally accepted accounting principles consistently applied by a Party.

1.25        “Governmental Authority” means any federal, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.26        “IMPD” means any investigational medicinal product dossier filed with the EU pursuant to EudraLex, Volume 10, Chapter I to begin clinical studies of any Pharmaceutical Product(s) in humans, or any successor application(s) thereto.

1.27        “IND” means any investigational new drug application filed with the FDA pursuant to 21 C.F.R. 312 et seq. (or similar application filed with another Regulatory Authority outside the United States) to begin clinical studies of any Pharmaceutical Product(s) in humans, or any successor application(s) thereto.

1.28        “Indemnitee” and “Indemnitor” have the meanings set forth in Section 11.4.

1.29        “Law” means a federal, state or local or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any government order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.30        “Manufacture and Release Requirements” means all methodologies, analytical tests, process parameteres and cGMP requirements necessary to manufacture and release Product(s) to Onyx in conformity with the Specifications. All Manufacture and Release Requirements not included as exhibits to this Agreement shall be as set forth in the Quality Agreement.

1.31        “Master Batch Record” has the meaning set forth in Section 2.1(a).

1.32        “MSA” means that certain Master Services Agreement, dated as of June 1, 2007, entered into by the Parties, including all statements of work and other attachments thereto, as may be validly amended by the Parties from time to time.

1.33        “Order” has the meaning set forth in Section 3.2.

1.34        “Onyx” has the meaning set forth in the introductory paragraph of this Agreement.

1.35        “Onyx Forecast” has the meaning set forth in Section 3.1.

1.36        “Onyx Materials” means any and all raw materials, in-process materials or other materials that are supplied or purchased by Onyx and provided to SENN, or for which SENN was reimbursed by Onyx, in connection with this Agreement, and includes, without limitation, the Onyx Materials listed on Exhibit C attached hereto and incorporated into this Agreement, as such Exhibit C may be validly modified by the Parties from time to time during the Term upon mutual written agreement.

1.37        “Onyx Equipment” means any and all equipment supplied or purchased by Onyx and provided to SENN, or for which SENN was reimbursed by Onyx, in connection with this Agreement, and includes,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

without limitation, the Onyx Equipment listed on Exhibit C, as such Exhibit C may be validly modified by the Parties from time to time during the Term upon mutual written agreement.

1.38        “PAI” means any pre-approval inspection by any Governmental Authority relating to the Product(s) or the Pharmaceutical Product(s).

1.39        “Party” means either Onyx or SENN, and “Parties” means Onyx and SENN.

1.40        “Pharmaceutical Product(s)” means any and all pharmaceutical products for human use, in any delivery method, dosage form or formulation, containing carfilzomib as an active pharmaceutical ingredient, whether as a sole active pharmaceutical ingredient or in combination with any other active pharmaceutical ingredient or ingredients.

1.41        “Price” means the price to be paid by Onyx to SENN for each Product as set forth in Exhibit B attached hereto and incorporated into this Agreement, as such Exhibit B may be validly modified by the Parties from time to time during the Term upon mutual written agreement..

1.42        “Prime Rate” has the meaning set forth in Section 6.3.

1.43        “Product(s)” means, collectively, those products and materials set forth in Exhibit A attached hereto and incorporate into this Agreement, including the applicable Specifications set forth in Exhibit A, as such Exhibit A may be validly modified by the Parties from time to time during the Term upon mutual written agreement.

1.44        “Quality Agreement” means that certain Master Quality Agreement entered into by Onyx Pharmaceuticals, Inc. and SENN CHEMICALS AG effective on May 9, 2011, that sets forth the regulatory and compliance roles and responsibilities of both Parties, applicable to any Order for any Product sourced or manufactured by SENN pursuant to this Agreement. This Agreement incorporates by reference all of the terms and conditions of the Quality Agreement and such Quality Agreement is made a part hereof as though fully set forth herein. In the event the Quality Agreement contains provisions which are not inconsistent with, but are in addition to, the terms set forth in this Agreement, the Quality Agreement shall be supplemental to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or anything in this Agreement or the Quality Agreement to the contrary, however, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Quality Agreement, the provisions of this Agreement shall govern, except for matters pertaining to the quality of the Product(s) or Pharmaceutical Product(s), as to which the provisions of the Quality Agreement shall govern.

1.45        “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other Governmental Authority with authority over the marketing and sale of a pharmaceutical product in any country in the Territory, including without limitation, the FDA in the United States and the EMA in the EU.

1.46        “Release” means SENN’s formal approval indicating suitability of the Product(s) as evidenced by a Certificate of Analysis and a Certificate of Compliance provided by SENN to Onyx, all as provided under this Agreement and the Quality Agreement.

1.47        “Release Documentation” has the meaning set forth in Section 4.3.

1.48        “SENN” has the meaning set forth in the introductory paragraph of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.49        “SENN Facility” means the SENN facility located at Dielsdorf, Switzerland, and/or such other SENN facility as Onyx may approve for purposes of this Agreement in advance and in writing.

1.50        “Specifications” means the specifications for each Product to be sourced or manufactured by SENN for Onyx pursuant to this Agreement as set forth on Exhibit A attached hereto and hereby incorporated into this Agreement, as such Specifications may be validly amended by the Parties from time to time during the Term upon mutual written agreement.

1.51        “Term” has the meaning set forth in Section 10.1.

1.52        “Territory” means the world.

1.53        “Third Party” shall mean any party other than Onyx or SENN or any Affiliate of a Party.

1.54        “Third Party Technology” means any invention, discovery, technology, know-how and/or other intellectual property that is not Agreement Technology or Background Technology.

1.55        “Work Product” means all results of performance by SENN or any of its subcontractors (if any) under this Agreement, including but not limited to the Product(s) (or any work-in-progress, derivatives or other compounds provided under this Agreement), and all data, results, information, documentation resulting from performance by SENN or its subcontractors (if any) under this Agreement, including but not limited to reports, batch records (including the Master Batch Record), C of As, C of Cs, all other Release Documentation, laboratory notebooks and any other deliverables of SENN under this Agreement. For the avoidance of doubt, Work Product is Confidential Information and property of Onyx for purposes of this Agreement, provided that SENN retains ownership of the underlying records.

2.0          PURPOSE

SENN agrees to manufacture, under the direction and oversight of Onyx and sell the Product(s) to Onyx, and Onyx agrees to purchase and receive such Product(s) from SENN, pursuant to the terms and conditions of this Agreement (including each Order, as defined below), including as set forth in this Article 2.0.

2.1          SENN Manufacture and Supply. During the Term of this Agreement, SENN shall:

(a)                                 prepare the Product(s) in compliance with (i) all applicable Laws including cGMP Requirements, (ii) a detailed protocol which shall be reviewed and approved by Onyx in writing prior to SENN initiating such preparation (the “Master Batch Record”), (iii) the covenants, representations and warranties of SENN hereunder, (iv) the Specifications for such Product(s), (v) the terms and conditions of this Agreement, and (vi) the terms and conditions of the Quality Agreement; and

(b)                                 deliver the Product(s) to Onyx or a third party designated by Onyx in writing in accordance with the applicable Order and the other terms and conditions of this Agreement.

2.2          Additional SENN Responsibilities. In connection with such manufacture and supply as provided in Section 2.1, SENN’s responsibilities pursuant to this Agreement include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement (including any applicable Order):

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)                                 unloading, handling and storing raw materials, any Onyx Materials, all materials provided by SENN, and process products and all packaging materials at the SENN Facility, and proper use, operation, maintenance and storage of any Onyx Equipment;

(b)                                 employing its existing manufacturing processes and logistics, adopting Onyx’s manufacturing processes and logistics, or establishing new production methods and logistics, in each case approved by Onyx, as the Parties may agree will enable SENN to manufacture and sell the Product(s) to Onyx;

(c)                                  collecting and retaining samples of the Product(s) as provided in the Quality Agreement;

(d)                                 conducting on-going stability testing of the Product(s) and of raw materials and process products as provided in the Quality Agreement;

(e)                                  packaging the Product(s);

(f)                                   safe handling and secure storing of the bulk and packaged Product(s) at the SENN Facility after the transfer of title of ownership of such Product(s) to Onyx;

(g)                                  preparing the Product(s) for shipment;

(h)                                 making the Product(s) available to a common carrier;

(i)                                     cooperating with Onyx as requested by Onyx from time to time in the preparation and submission of CMC information for any IND and for any Approval Application;

(j)                                    cooperating with Onyx in the preparation for any PAI as provided in the Quality Agreement or otherwise agreed to in writing by the Parties;

(k)                                 keeping records and reporting to Onyx and to applicable Governmental Authorities as required by this Agreement, the Quality Agreement and/or applicable Law; and

(1)                                 handling, storing, treating and disposing of wastes generated by SENN in conection with SENN’S performance under this Agreement as required by applicable Law.

2.3        Facilities, Materials and Equipment. SENN shall be responsible for the procurement, proper quality and documentation of the quality of all materials, equipment and facilities (including the SENN Facility) used in connection with SENN’s performance under this Agreement, except for any Onyx Materials and Onyx Equipment provided by Onyx pursuant to this Agreement or as otherwise expressly agreed to in writing by the Parties. At the option of Onyx, Onyx may require SENN to purchase, in its own name and on its own behalf, from Onyx, Affiliates, or Third Parties that have been pre-approved by Onyx as a vendor any ingredients, materials, components, or consumables necessary to manufacture the Product(s) ordered by Onyx hereunder.

2.4        Subcontracting. With Onyx’s prior written consent, SENN may subcontract the performance of certain of its obligations under this Agreement to qualified third parties; provided that (a) SENN notifies Onyx of the proposed subcontractor and identifies the specific services proposed to be performed by such subcontractor, (b) Onyx agrees in advance and in writing to the use of such subcontractor, and (c) such subcontractor performs all services in compliance with the terms and conditions of this Agreement (including, without limitation, Section 2.1). SENN shall remain liable to Onyx for the performance of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such subcontractor. For the avoidance of doubt, Third Parties from which SENN procures commercially-available raw materials (including solvents and reagents) are not subcontractors.

2.5        Onyx Responsibilities. In connection with such manufacture and supply as provided in Section 2.1, Onyx’s responsibilities pursuant to this Agreement include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement (including any applicable Order):

(a)                                 transferring any necessary Background Technology (to the extent not already transferred pursuant to the MSA) to SENN;

(b)                                 providing supply and operations planning including forecasts and orders as provided in Section 3.0;

(c)                                  providing on-site support in connection with Product(s) as set forth in the Quality Agreement or as otherwise agreed upon by the Parties in writing from time to time;

(d)                                 completing any and all regulatory reports or filings and obtaining any and all approvals required of the sponsor of the Pharmaceutical Product in all appropriate jurisdictions; and

(e)                                  providing advance review copies of any CMC information to be included in any IND, IMPD or the equivalent for any Approval Application.

2.6          Onyx Materials and Onyx Equipment. With regard to any Onyx Materials and Onyx Equipment provided by Onyx to SENN pursuant to this Agreement, Onyx shall provide SENN with all data and information as may be necessary to apprise SENN of the stability, proper storage, use, maintenance, safety and other characteristics and requirements of such Onyx Materials and Onyx Equipment as applicable, prior to their delivery to SENN, and Onyx shall supply any such Onyx Materials and Onyx Equipment in a manner that complies with applicable Law (including any permits necessary to ship such Onyx Materials and Onyx Equipment). SENN shall utilize Onyx Materials and Onyx Equipment solely for purposes of manufacturing pursuant to this Agreement, and shall use all such Onyx Materials and Onyx Equipment strictly in accordance with the terms and conditions of this Agreement (including compliance with cGMP Requirements). SENN shall not transfer any Onyx Materials and Onyx Equipment to any Third Party except pursuant to permitted subcontracting pursuant to Section 2.4 or with Onyx’s prior written consent in its sole discretion. SENN shall clearly mark all relevant containers or boxes containing the Onyx Materials as being owned by Onyx. Further, at Onyx’s request, SENN shall account to Onyx for all Onyx Materials and Onyx Equipment provided to SENN hereunder. SENN shall be responsible for replacing any Onyx Materials and Onyx Equipment, at SENN’s cost, in the event of any storage, use or transfer of any Onyx Materials or Onyx Equipment that does not comply with the terms and conditions of this Agreement or that damages any Onyx Materials or Onyx Equipment. All Onyx Materials and Onyx Equipment shall be and remain the property of Onyx.

3.0          FORECASTING, ORDERING AND CAPACITY

3.1          Forecasts; Firm Purchase Order Requirement. Commencing on January 1, 2013, in order to facilitate production planning by the Parties before the start of each Calendar Quarter during the Term, Onyx shall deliver to SENN a written, rolling four (4)-Calendar Quarter forecast of the amount(s) of each of the Product(s) that Onyx is requesting SENN to manufacture (or requesting SENN to source, in the case of specified raw materials or starting materials within the scope of Products, as defined in Section 1.40 of this Agreement), for SENN to manufacture under this Agreement during the next four (4) Calendar Quarters (collectively, the “Onyx Forecast”). On a rolling [*] basis, this Onyx Forecast shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

become a firm, committed Order, meaning that Onyx shall be required to purchase from SENN [*] of the forecasted amount(s) of each of the Product(s) set forth in the [*] of each such Onyx Forecast delivered hereunder (e.g., [*] period).

3.2          Orders. Together with each Onyx Forecast delivered by Onyx to SENN under Section 3.1, Onyx shall provide SENN with one (1) or more firm purchase orders (each, including the additional information set forth below, an “Order” and collectively, “Orders”), unless such Orders shall have been previously provided by Onyx to SENN, such that the Orders submitted with the current Onyx Forecast, combined with all previously submitted Orders, shall constitute an aggregate firm purchase order for the amount of Product(s) set forth in the [*] of the accompanying current Onyx Forecast, in order to satisfy the firm purchase order requirement under Section 3.1. Each Order shall specify the quantity(ies) of Product(s) to be manufactured, the price (consistent with the terms of this Agreement), schedule of payment, date(s) of Release and delivery by SENN and other relevant matters. Each such Order that is applicable to and consistent with the firm purchase order requirement under Section 3.1 shall, upon issuance by Onyx, automatically be deemed to be accepted by SENN, and shall be incorporated into and made a part of this Agreement without any further action by the Parties.

3.3          Excess Quantities; Additional Orders; Modifications to Orders; Complications; Coordination.

(a)                                 In the event quantities of the Product(s) are prepared by SENN in excess of the quantities specified in an Order, SENN shall immediately notify Onyx in writing of the existence and quantity of such extra Product(s) and Onyx shall have the right (but not the obligation) to purchase such excess quantities of the Product(s), in whole or in part, on the terms (including the applicable price) set forth in this Agreement, provided that SENN shall destroy any and all remaining quantities of the Product(s) in excess of that extra amount (if any) delivered to Onyx hereunder.

(b)                                 Onyx may elect (but shall not be obligated to) submit to SENN one (1) or more additional Orders for Product(s) from time to time during the Term of this Agreement, that are in addition to the then-applicable firm purchase order requirement under Section 3.1 as ordered pursuant to Section 3.2. Each such additional Order, if any, shall specify the information provided in Section 3.2 including the applicable Product(s) and pricing (consistent with the terms of this Agreement), and the date(s) by which Onyx requested such extra Order(s) to be Released and delivered by SENN. Within [*] after the date of SENN’s receipt of any such Order hereunder, SENN shall notify Onyx in writing whether or not SENN accepts or rejects such additional Order in whole or in part ([*]). SENN shall use all commercially reasonable efforts to supply all amounts of Product(s) ordered by Onyx under this Section 3.3(b) on a timely basis. Onyx shall be entitled to cancel any such additional Order hereunder, on written notice to SENN, provided that at the time of such cancellation SENN has not commenced manufacture pursuant to such Order.

(c)                                  During the Term of this Agreement, Onyx may from time to time request to modify one (1) or more Orders in writing, provided that such changes are mutually agreed upon in writing by the Parties. Such modification request shall be submitted in writing (a “Change Order”) pertaining to any existing Order subject to the terms and conditions set forth in this Section. If Onyx requests a Change Order, SENN has the right to (i) revise previously quoted pricing for any such modified Order to which the Change Order pertains; (ii) revise the project to reflect the modification contained in the Change Order including without limitation delivery dates and deliverables; (iii) modify specifications and undocumented requirements where needed; (iv) conduct needed out of specification

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

investigations associated with stability programs; (v) change raw material pricing as necessary; and (vi) identify any unforeseen difficulty in executing the project and provide estimated increased costs due to such difficulties. Any of the revisions or modifications listed in subsections (i) through (vi) of this Section 3.3 (c) are to be mutually agreed upon prior to the Parties executing any such Change Order.

(d)                                 Material rework to Product or generation of additional Product will require a revision to quoted pricing under the following conditions: (a) where the Product does not conform to the approved specification that was produced in accordance with Onyx pre-approved process, and where applicable, Onyx authorized deviations to the process; (b) for Product that conformed to Onyx approved specifications that was later determined not to have adequate stability; and (c) where lower than expected Product yield is determined not to be the result of operator error, machine error or breach of manufacturing environmental conditions on the part of SENN.

(e)                                  If any Order is placed on-hold by Onyx after SENN initiates activities associated with the deliverables that are part of such Order, Onyx may either (i) pay a monthly stand-by fee (“Stand-By Fee”) to SENN or (ii) authorize SENN to re-deploy those resources dedicated to the Order. To place an Order on hold, Onyx must submit a Change Order request to SENN. In the Change Order, Onyx will request either that SENN place the Order on hold and set forth an estimated hold time or authorize SENN to re-deploy resources. The Stand-By Fee shall be calculated by SENN based on the Change Order request. SENN shall advise Onyx of the Stand-By Fee as soon as reasonably practicable after receiving the Change Order request relating to placing the Order on hold. If Onyx does not choose the stand-by option and releases resources, SENN will resume the Order as soon as commercially reasonable upon receipt of Onyx’s written request to resume the Order.

(f)                                   In the unlikely event that at any time during the manufacturing process there is a Product failure where SENN has followed all protocols and instructions from Onyx and such failure is not the result of any action or inaction by SENN, Onyx shall be responsible for and shall reimburse SENN for all costs associated with the reprocessing or remanufacture of such Product. Such reimbursement shall be paid to SENN in accordance with the invoicing procedure set forth in this Agreement.

(g)                                  SENN will periodically consult with Onyx at mutually acceptable, prearranged times to keep Onyx fully informed of the progress of all Orders pursuant to this Agreement. SENN shall consult with Onyx regarding all methods, reagents, protocols and the like and Onyx shall have final approval authority over all aspects of all Orders.

3.4          Planning and Coordination. The Parties recognize that detailed and continuing exchanges of information are needed to optimize the administration of this Agreement. To that end, each Party shall notify the other Party in writing of the individual representative of such Party responsible for exchanging information and resolving issues that may arise under this Agreement (including, without limitation, managing manufacturing costs or capacities, managing the risk of loss, cost reduction or efficiency initiatives associated with the manufacturing process, demand planning, production scheduling, or hedging raw material costs). The designated representatives (and additional personnel as desired) of each Party shall conduct a planning meeting at least once per Calendar Year during the Term intended to address any and all issues that may arise under this Agreement. In addition, the Parties agree that:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)                                 Starting no later than six (6) months after the Effective Date on a date that is mutually acceptable to the Parties, and continuing annually thereafter during the Term of this Agreement on the anniversary of such date (or other date mutually acceptable to the Parties), unless waived by the Parties, the Parties shall hold an annual meeting, either in person or by telephone. The agenda for such meeting may include a review of the manufacture and reports and records for the preceding twelve (12)-month period and discussions and decision-making (in accordance with the terms and conditions of this Agreement) regarding implementation of any proposed changes, if any.

(b)                                 SENN shall provide Onyx with information reasonably required to satisfy Onyx’s financial reporting requirements under GAAP, as well as all information reasonably required for Onyx to satisfy applicable Law (including, without limitation, internal control testing and other requirements under the Sarbanes-Oxley Act, as well as any applicable provisions of the California Transparency in Supply Chains Act of 2010), including by providing the monthly inventory and transaction summaries provided in Section 3.4(c). Onyx and/or its designee(s) shall be entitled to audit SENN as to all such information reasonable required to satisfy Onyx’s requirements under applicable Law or in connection with Onyx’s financial reporting requirements under GAAP.

(c)                                  The Parties will identify and implement appropriate communication tools under their respective information management systems such that SENN shall provide Onyx with appropriate inventory and transaction information on a monthly basis, including an adequate inventory of Product(s) inventory (including work-in-progress, completed but not yet Released, and Released Product(s) that is not yet shipped) as well as an Product(s) shipment transaction summary from the previous month.

3.5          Annual Campaigns. SENN may elect to perform one (1) or more campaigns under this Agreement on an annual basis to supply Product(s) to Onyx in accordance with this Agreement, provided that Onyx agrees in advance in writing and that the Parties cooperate in the planning of such campaign(s) such that Onyx can maintain inventory of Released Product(s) that has reasonable stability shelf-life in its chain of manufacture and supply of the Pharmaceutical Product for the commercial market and other uses, as determined by Onyx in its sole discretion.

4.0          RELEASE, DELIVERY AND STORAGE

4.1          Shipment. Onyx (or its designee) will provide written instructions to SENN for shipment and method(s) of shipment of all Product(s), in the Order or otherwise. SENN shall use all commercially reasonable best efforts to deliver to Onyx (or third party designated by Onyx in writing) the Product(s)s for each Order under Section 3.2 as specified by Onyx (or its designee) by the delivery date specified in the Order utilizing the specified shipment method(s). All Product(s) generated hereunder shall be packaged and delivered to Onyx Free Carrier Dielsdorf, Switzerland (FCA Dielsdorf, Incoterms 2010). Delays solely caused by matters under the control of Onyx or by a Force Majeure Event shall extend SENN’s deadlines by a period equal to the length of such delay. Emergency response for any incident during transit shall be the responsibility of Onyx.

4.2          Release and Other Documentation by SENN. Along with each amount of Product(s) delivered hereunder to Onyx (or a third party designated by Onyx in writing), SENN shall present to Onyx each of the following (collectively, the “Release Documentation”): , batch identification, Certificate of Analysis and Certificate of Compliance for the Product(s), a copy of the corresponding batch records and analytical data agreed to by the Parties in writing, and any other information required by the applicable agreed-upon

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Order or by the Quality Agreement. The Parties shall confer prior to any such delivery of Product(s) regarding the container and shipping details, the analytical results and other related data and information and any other details relating to the Release Documentation or other pertinent details. Onyx may audit and make copies of any such Release Documentation, and any underlying data or information, during SENN’s normal business hours for purposes of due diligence and verification of compliance with cGMP Requirements, the Specifications, this Agreement, the Quality Agreement, the applicable Order and all applicable Laws.

4.3          Packaging. All Product(s) shall be shipped by SENN in mutually agreed upon types and sizes of packaging or other shipping containers. Onyx (or its designee) shall provide reasonable written specifications for packaging materials for all Product(s).

4.4          Title and Risk of Loss of Product(s). Title to Product(s) that has been manufactured hereunder shall pass to Onyx on the manufacturing date. Notwithstanding the foregoing, Onyx shall have the ability to accept or reject Released Product in accordance with Article 5.0 below. . Risk of loss or damage for such Product(s) shall pass from SENN to Onyx upon SENN’s delivery of the Product(s) to a common carrier at the shipment point, or if applicable at the time SENN begins to warehouse the Released Product(s) for Onyx upon Onyx’s written request (and pricing terms mutually acceptable to the Parties for such storage, if any). Title and risk of loss to such Product(s) shall remain with SENN until the Product(s) have been shipped to Onyx; sales terms are [*].

4.5          Storage of Product(s). Upon Onyx’s written request, SENN shall store the Released Product(s) for Onyx. SENN shall clearly mark all relevant containers or boxes containing the Product(s) as being owned by Onyx. Title to the Released Product(s) stored by SENN shall remain with Onyx.

5.0          ACCEPTANCE OR REJECTION OF PRODUCTS

5.1          Evaluation Period for Released Product(s). Upon receipt of any and all Product(s) Released by SENN in accordance with Section 4.3 and delivered in accordance with the terms of this Agreement, Onyx will have [*] from the date any such Released and delivered Product(s) is/are delivered to its designated destination to evaluate such Product(s) and to reject, in whole or in part, such Product(s); provided that, Onyx may reject any Product(s) only if (a) SENN fails to deliver the Release Documentation or such Release Documentation does not comply with the terms and conditions of this Agreement; (b) the Product(s) were not processed according to the Release Documentation (including cGMP Requirements); or (c) the Product(s) do not meet the Specifications or do not comply with any of SENN’s other representations, warranties or covenants to Onyx under Section 7.2. Any such rejection of the Product(s) will be given by written notice from Onyx to SENN specifying the basis for Onyx’s rejection. In the event that SENN failed to meet the “best effort criteria” set out in Article 7.0 below, SENN shall use all commercially reasonable best efforts to bring the rejected Product(s) and applicable Release Documentation into full conformity with the terms and conditions of this Agreement, and Onyx shall have the right to withhold payment for the applicable Product(s) until SENN delivers to Onyx Product(s) and Release Documentation that are fully compliant with the terms and conditions of this Agreement. The covenants and warranties given by SENN hereunder shall survive any failure to reject by Onyx under this Article 5.0. Onyx shall return all rejected Product(s) to SENN, provided that Onyx may retain sample(s) of such reject Product(s) for laboratory testing and archival purposes pursuant to this Article 5.0, but Onyx may not use any such sample(s) for any human clinical testing or trials or for commercial sale.

5.2          Testing of Rejected Product(s). If Onyx rejects any of the Product(s) pursuant to Section 5.1, SENN shall have an opportunity to conduct its own tests to confirm such basis of rejection, which test

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SENN must conduct (if at all) within [*] of receipt of Onyx’s notice of rejection pursuant to Section 5.1. SENN shall provide Onyx with all data and results from any such testing by SENN hereunder.

(a)                                 Notwithstanding the foregoing, if Onyx rejects the Product in accordance with Section 5.1 and SENN disagrees with the basis for such rejection and notifies Onyx in writing of SENN’s disagreement with such rejection no later than [*] after receipt of Onyx ‘s notice of rejection pursuant to Section 5.1, then the Parties shall resolve such disagreement as follows and in accordance with applicable cGMP Requirements and the Quality Agreement: (i) representatives from both Parties shall promptly meet to confirm that the methods of analysis are the same and are being executed in the same manner; (ii) each Party shall send samples to the other for analysis; (iii) after such analysis, the Parties shall discuss the results and use good faith efforts for a period of [*] to reach agreement regarding such disagreement; and (iv) in the event the Parties cannot resolve the matter, they shall in good faith discuss and choose an independent Third Party laboratory to perform the same methods of analysis on the disputed Product(s). The report of such Third Party laboratory shall be in writing, addressed to both Parties and shall state whether the disputed Product(s) were properly rejected pursuant to Section 5.1, and shall be binding upon the Parties. Onyx and SENN shall share equally the costs of retaining such Third Party laboratory for such testing, but upon the issuance to the Parties of the Third Party’s report the prevailing Party shall be promptly reimbursed by the other Party for its share of such costs actually paid (if any).

(b)                                 In the event Onyx rejects Product(s) pursuant to Section 5.1, and (i) SENN either agrees with (or chooses not to contest) the reasons for such rejection or (ii) the Third Party laboratory upholds Onyx’s rejection pursuant to Section 5.1, then at Onyx’s written election provided promptly to SENN, SENN shall refund any and all amounts paid (if any) to SENN for such rejected Product(s) and shall use best efforts to replace all such rejected Product(s) with equivalent amount(s) of replacement conforming Product(s) that comply with all the terms and conditions of this Agreement as soon as commercially reasonable, as determined by the Parties, and Onyx shall only be obligated to pay for such conforming replacement Product(s) in compliance with the terms and conditions of this Agreement, after such conforming replacement Product has been Released and delivered by SENN in accordance with this Agreement. However, if SENN cannot provide such conforming replacement Product(s) within the timeframe agreed upon by the Parties, in such event SENN shall provide a credit to Onyx equal to the full amount of what Onyx would have paid for replacement conforming Product if provided, and shall also reimburse Onyx for the cost of all Onyx Materials used in connection with the rejected Product(s). Nothing in this Article 5.0 shall permit SENN to terminate or otherwise cancel any of its obligations under the applicable Order or any other Order or to terminate this Agreement.

6.0          PRICE AND PAYMENT

6.1          Price; Price Increases. As consideration for SENN manufacturing and supplying the Product(s) as provided in this Agreement (including the applicable Order), SENN shall be paid the price applicable to such Product(s) as mutually agreed upon in writing and in advance by the Parties and set forth in Exhibit B. Such price shall be all-inclusive (including, without limitation, the cost of labor, facilities, raw materials, reagents, solvents, analysis, packaging, waste disposal, reports and delivery of the Product(s)) unless otherwise expressly agreed to in writing by the Parties and specified in such Order. Onyx shall have no obligation to reimburse SENN for any costs and expenses of SENN in excess of such price

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

except as agreed to in writing by Onyx in its sole discretion. The Parties agree that agreed upon pricing pursuant to this Agreement will not be increased during the period ending [*], but that thereafter, the Parties will review such pricing on an annual basis, and SENN may submit to Onyx proposed revised pricing reflecting increases or decreases in labor or material costs for the upcoming Calendar Year at least [*] prior to the start of such Calendar Year for which such proposed revised pricing would become effective if it is agreed to by the Parties; provided, however, that increases in agreed upon pricing pursuant to this Agreement may not exceed [*] as determined by [*] for such time period. Upon any mutual agreement on revised pricing during the Term, Onyx and SENN shall execute an amended Exhibit B to this Agreement. All prices shall be stated in United States dollars.

6.2          Payments. Except as otherwise agreed to by the Parties in writing, within [*] of receipt by Onyx of SENN’s invoice and Onyx’s receipt and acceptance of the Product(s) Released and delivered by SENN in accordance with the terms and conditions of this Agreement, Onyx shall make the payment(s) to SENN as specified in the payment schedule of the corresponding Order and the agreed upon pricing. All invoices should be sent to Onyx (attn.: Accounts Payable department at ap@onyx.com with a copy to the appropriate Supply Chain representative) and must reference the appropriate Onyx Order number. If for any reason (other than as caused by SENN) the Product(s) is not shipped promptly, SENN shall be free to invoice Product within [*] of its Release and Onyx’s acceptance. All payments shall be in Swiss francs (CHF), and shall be made by wire transfer in accordance with written wire instructions sent by SENN to Onyx (attn: Accounts Payable department at ap@onyx-pharm.com). If in the reasonable opinion of Onyx, SENN has failed to perform or complete its performance corresponding to an invoice, upon written notice to SENN by Onyx, Onyx shall have the right to delay or withhold payment of such invoice (or portion thereof) until such performance is complete and accepted as reasonably determined by Onyx.

6.3          Interest. Any payments past due under this Agreement shall bear interest calculated on a per annum basis from the due date to the date of actual payment at a fluctuating interest rate equal at all time to the prime rate of interest announced publicly from time to time by Citibank, N.A. (the “Prime Rate”), but in no case higher than the maximum rate permitted by applicable Law.

7.0          BEST EFFORTS; WARRANTIES; REGULATORY MATTERS; WITHDRAWALS

7.1          Best Efforts. SENN covenants to Onyx to use all commercially reasonable best efforts, using no less than commonly accepted professional standards of workmanship in the pharmaceutical manufacturing industry, to prepare and deliver as soon as Released the Product(s) to Onyx or a Third Party designated by Onyx in writing. SENN covenants that it will not utilize any process, Product or reagent in the preparation of Product(s) which to SENN’s knowledge may infringe any issued patent or other intellectual property rights, including but not limited to published patent applications, of a Third Party without first obtaining Onyx’s prior written consent in its sole discretion.

7.2          SENN Representations, Warranties and Covenants. SENN represents, warrants and covenants to Onyx that: (a) the Product(s) Released and delivered by SENN hereunder shall have been manufactured, tested, packaged, stored, handled and shipped in conformance with (i) all applicable Laws including those regarding slavery and human trafficking and cGMP Requirements, (ii) the Master Batch Record, (iii) the Specifications for such Product(s), (iv) this Agreement, and (v) the Quality Agreement; (b) the Product(s) delivered by SENN hereunder will be conveyed with good title, free and clear from any security interest, lien or encumbrance; (c) SENN will maintain suitable records to verify SENN’s compliance with this Section 7.2; (d) Onyx or its designee or any Governmental Authority may audit or inspect such records during SENN’s normal business hours; and (e) SENN has the operational and financial wherewithal to perform all of the obligations it has undertaken herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3          Additional Representations and Warranties.

(a)                                 SENN warrants and represents to Onyx that SENN has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and that the execution, delivery and performance of this Agreement by SENN does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any Law of any court, governmental body or administrative or other agency having jurisdiction over it. SENN covenants to Onyx that SENN will not grant any right to any Third Party that would conflict with the rights granted to Onyx under this Agreement.

(b)                                 Onyx warrants and represents to SENN that Onyx has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and that the execution, delivery and performance of this Agreement by Onyx does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any Law of any court, governmental body or administrative or other agency having jurisdiction over it. Onyx covenants to SENN that Onyx will not grant any right to any Third Party that would conflict with the rights granted to SENN under this Agreement.

7.4          Debarment. In accordance with the requirements of the FDA Act and the Debarment Act, SENN certifies, warrants and represents to Onyx that SENN is not and will not be using any person that has been debarred or is under investigation for debarment or disqualification in any capacity in connection with SENN’s performance under this Agreement. SENN also certifies, warrants and represents to Onyx that SENN is not and will not be using any person or affiliate person/firm who has been convicted of a crime for conduct related to the production or handling of a drug product in any capacity in connection with SENN’s performance under this Agreement. If at any time during the Term of this Agreement, SENN becomes aware that SENN or any person employed or any affiliate person/firm has been or is in the process of being debarred or disqualified or would be covered by any other provision of this Section 7.3, SENN will immediately notify Onyx thereof in writing and take corrective action as requested by Onyx (at SENN’s expense).

7.5          Governmental Licenses and Permits for SENN Facility. SENN shall obtain and maintain all governmental licenses and permits necessary to establish and operate the SENN Facility for performance hereunder, including but not limited to those required by the FDA or any other Governmental Authority. SENN shall operate the SENN Facility in compliance with all applicable Laws, including cGMP Requirements, and SENN shall immediately notify Onyx in writing if any Governmental Authority issues a finding that affects SENN’s ability to perform under this Agreement.

7.6          Regulatory Matters. Notwithstanding anything contained in this Agreement to the contrary, SENN shall not initiate or participate in any communications with the FDA or any other Governmental Authority concerning the Product(s), the Pharmaceutical Product(s) or any other matter relating to this Agreement unless required by applicable Law or requested to do so by Onyx, and then only upon prior consultation with Onyx. If any Governmental Authority conducts or gives notice to SENN of its intent to conduct any audit or inspection at the SENN Facility or take any other regulatory action that relates to or impacts any aspect of SENN’s performance under this Agreement, SENN will promptly give Onyx notice thereof, including all information pertinent thereto, and shall coordinate with Onyx in connection therewith; provided, however, that Onyx acknowledges that Onyx may not direct the manner in which SENN fulfils its obligations to permit audit or inspection by Governmental Authorities.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.7          Onyx Audits.

(a)                                 Quality Audits. Onyx, upon prior written notice and during normal business hours, Onyx shall have the right to audit and inspect SENN’s records, including without limitation the Master Batch Record, Release Documentation, other Work Product and the portions of the SENN Facility and equipment used pursuant to this Agreement, [*] at no charge to Onyx. If Onyx chooses to audit SENN more than [*], Onyx agrees to reimburse SENN for SENN’s reasonable expenses incurred in hosting any such audit. Notwithstanding the foregoing, there shall be no limit on the number of for-cause audits, and the costs and expenses of any for-cause audit shall be borne by SENN.

(b)                                 Financial Audits. Onyx shall have the right to audit pre-agreed records related to the balance sheet of SENN. SENN will keep those records available in accordance with International Financial Standards. Onyx shall have the right to audit the aforementioned pre-agreed books and records, kept by or under the control of SENN, including, but not limited to those kept by SENN, its employees, agents, assigns, successors and subcontractors. SENN shall maintain such accurate records to permit sufficient verification of costs incurred under this Agreement with such supporting or underlying documents and materials, for the duration of this Agreement and for at least [*] following the completion of this Agreement, including any and all renewals thereof. The books and records, together with the supporting or underlying documents and materials shall be made available, upon request, to Onyx, through its employees, agents, representatives, contractors or other designees, during normal business hours at SENN’s office or place of business, or if mutually agreed to by the Parties,, such books and records, together with the supporting or underlying documents and records, shall be made available for audit at a time and location which is convenient for Onyx. Furthermore, Onyx shall have the right to [*] update of SENN’s balance sheet (including all debt) and net working capital. SENN reserves the right to limit disclosure of books and records covered by legally binding non-disclosure agreements with clients.

7.8          Withdrawals or Recalls. Onyx shall have the sole discretion to withdraw or recall any Product(s) or Pharmaceutical Product(s), and shall be responsible for directing all administrative and regulatory actions relating thereto. In the event that Onyx withdraws or removes any Product(s) manufactured and supplied by SENN (or any Pharmaceutical Product(s) arising therefrom), SENN shall cooperate with Onyx as reasonably requested in connection with any such withdrawal or removal, including by complying with all applicable Laws. The withdrawal or recall costs and expenses shall be included within the scope of costs and expenses covered by Sections 11.1 and 11.2, provided that if the withdrawal or recall arises solely from acts or omissions of SENN in its performance under this Agreement, the withdrawal or recall costs shall be borne by SENN.

8.0          TECHNOLOGY OWNERSHIP AND LICENSES

8.1          Background Technology of Onyx. All Background Technology of Onyx is and shall remain the exclusive property of Onyx. Onyx hereby grants to SENN, for the Term of this Agreement, a non-exclusive, fully-paid-up, royalty-free license (with no right to sublicense except with Onyx’s prior written consent) in the Territory to use such Background Technology of Onyx solely for the purpose of, and only to the extent necessary for, SENN’s performance under this Agreement.

8.2          Background Technology of SENN. All Background Technology of SENN is and shall remain the exclusive property of SENN. SENN hereby grants to Onyx and its Affiliates a non-exclusive, fully paid-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

up, royalty-free, perpetual, irrevocable, fully transferable license (with the right to sublicense) in the Territory to use such Background Technology of SENN solely for the purpose of, and only to the extent necessary for, Onyx’s and its Affiliates’ full use and enjoyment (including the development and commercialization of Pharmaceutical Products) of the Work Product and Agreement Technology.

8.3          Ownership of Work Product and Agreement Technology. Except as expressly provided in Section 8.4, all Work Product and Agreement Technology shall, upon creation, be owned exclusively by Onyx. SENN hereby assigns to Onyx all rights SENN or its subcontractors (if any) or their respective directors, officers, employees, agents or representatives may have in the Agreement Technology, and to any and all Work Product. SENN shall neither transfer to a Third Party nor derive any commercial benefit from any Agreement Technology or Work Product, other than as expressly set forth in Section 8.4.

8.4.         Exception For General Applicability. Notwithstanding Section 8.3, Work Product and Agreement Technology generated or derived by SENN in the course of performing under this Agreement that has general application to manufacturing processes or formulation development of drug products or drug delivery systems shall, for such general purposes, be the exclusive property of SENN. SENN hereby grants to Onyx and its Affiliates a non-exclusive, fully paid-up, royalty free, perpetual, irrevocable, fully transferable license (with the right to sublicense) in the Territory under such Work Product and Agreement Technology solely for the purpose of, and only to the extent necessary for, Onyx’s and its Affiliates full use and enjoyment (including the development and commercialization of Pharmaceutical Products) of the Work Product and Agreement Technology pursuant to this Agreement including Section 8.3.

8.5          Third Party Technology. If and to the extent SENN proposes to use any Third Party Technology for purposes of this Agreement, SENN shall first obtain the prior written consent of Onyx (in its sole discretion) thereto, and in connection with any use of Third Party Technology for purposes of this Agreement, SENN hereby automatically grants to Onyx and its Affiliates a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, fully transferable license (with the right to sublicense) in the Territory under such Third Party Technology solely for the purpose of, and only to the extent necessary for, Onyx’s and its Affiliates full use and enjoyment (including the development and commercialization of Pharmaceutical Product(s)) of the Work Product and Agreement Technology pursuant to this Agreement including Section 8.3. SENN (or its Third Party licensor) shall retain all right, title and interest in and to the Third Party Technology, subject to the license(s) granted pursuant to this Section 8.5.

8.6          Execution of Documents. If requested by a Party, the other Party shall execute any and all documents necessary to assign or perfect the first Party’s ownership or evidence such Party’s license rights, as the case may be, in Agreement Technology, Agreement Technology Patent Rights, Background Technology, Background Technology Patent Rights, Work Product and/or Third Party Technology, at the requesting Party’s reasonable expense.

8.7          No Implied Licenses. Except as expressly agreed to by the Parties in this Agreement, nothing contained herein, nor the delivery of any Confidential Information of one Party to the other, shall be deemed to grant any right or license under any patent or patent applications or to any intellectual property of the one Party to the other Party.

9.0          CONFIDENTIALITY

9.1          Confidentiality. With respect to the Confidential Information of the other Party and/or its Affiliates, each Party agrees (a) to hold such Confidential Information in strict confidence and take reasonable precautions to protect such Confidential Information (including, without limitation, all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

precautions the receiving Party normally employs with respect to its own confidential information), (b) to not divulge any such Confidential Information to any Third Party (other than parties specifically permitted to receive such Confidential Information pursuant to the terms of this Agreement), (c) to not make any use whatsoever at any time of such Confidential Information except as permitted under this Agreement (including Section 8.0), (d) to not derive any commercial benefit (whether direct or indirect) from such Confidential Information (other than pursuant to performance of this Agreement), and (e) to not copy (except as may be necessary to accomplish the purposes of this Agreement) or reverse engineer any such Confidential Information.

9.2          Exceptions. A Party’s obligation of confidentiality under this Agreement shall not apply to information that the other party can demonstrate by reasonable documentary evidence:

(a)                                 was in its possession prior to receipt from the disclosing Party (or, in the case of Work Product, prior to its generation under this Agreement);

(b)                                 was in the public domain at the time of receipt from the disclosing Party (or, in the case of Work Product, prior to its generation under this Agreement);

(c)                                  becomes part of the public domain without breach of such Party’s obligations of confidentiality under this Agreement; or

(d)                                 is lawfully received by the receiving Party from a Third Party and the receiving Party has no obligation of confidentiality to the disclosing Party with respect to such information. Notwithstanding the foregoing, (i) information shall not fall within an exception set forth in this Section 9.2 merely because such information is embraced by more general information in the public domain or in the possession of the receiving Party, and (ii) the fact that any Work Product may fall within one or more of the exceptions set forth in this Section 9.2 shall not relieve SENN of its obligations under Sections 8.0 or 9.1 with respect to Work Product.

9.3          Required Disclosure. In the event a Party is required to disclose Confidential Information of the other Party or its Affiliates pursuant to an order of a court or other Governmental Authority with valid jurisdiction, the receiving Party may disclose such Confidential Information, but (a) only after providing the disclosing Party with reasonable advance notice thereof (as feasible) to enable the disclosing Party to seek a protective order or otherwise seek to prevent such disclosure, and (b) only to the extent of such required disclosure. Nothing herein shall require a Party to take or refrain from taking any action in violation of any legal process.

9.4.         Disclosures on Need to Know Basis. Each Party shall limit the disclosure of Confidential Information of the other Party or its Affiliates to the receiving Party or such receiving Party’s Affiliates or their respective directors, officers, employees, auditors, representatives or agents (and in the case of SENN, to its permitted subcontractors, if any), in each case who have a legitimate “need to know” and who are bound in writing to observe the confidentiality obligations of this Agreement or similarly stringent provisions.

9.5.         Return or Destruction of Confidential Information. Except as otherwise specified in this Agreement, each Party shall, upon the written request of the other Party, turn over to the disclosing Party all Confidential Information of the disclosing Party in the possession or control (including any copies or extracts thereof) of the receiving Party and its Affiliates, or destroy such records and certify the destruction thereof in writing to the disclosing Party, except that copies of any such Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Information may be retained for archive purposes or to comply with this Agreement and/or applicable Law.

9.6.         Equitable Relief. Each party acknowledges and agrees that due to the unique nature of the disclosing Party’s Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving Party or Third Parties to unfairly compete with the disclosing Party, and therefore, that upon any such breach or any threat thereof, the disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The receiving Party shall notify the disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which the receiving Party becomes aware.

9.7.         Survival. The obligations of each Party with respect to Confidential Information of the other Party shall continue in effect until [*] after the expiration or termination of this Agreement.

10.0        TERM AND TERMINATION

10.1        Term And Termination. This Agreement shall be effective on the Effective Date and shall continue until sooner terminated or until expiration on December 31, 2016 (the “Term”).

10.2        Onyx Right to Terminate Agreement Without Cause. Onyx shall have the right at any time to terminate this Agreement, in whole or in part, without cause, upon at least six (6) months’ advance written notice from Onyx to SENN in order to terminate this Agreement. Upon receipt of any such Onyx notice of termination under this Section 10.2, SENN shall discontinue performing services except as otherwise agreed in writing by the Parties with respect to the Agreement or any Order(s) so terminated. Such termination shall not relieve Onyx of its obligations under this Agreement or any such Order(s). Consistent with the other terms and conditions of this Agreement, Onyx shall own all raw materials, in process materials, Product(s) and Release Documentation arising under or otherwise resulting from SENN’s performance under this Agreement or for which SENN was reimbursed by Onyx under this Section 10.2.

10.3        Termination for Cause. Each Party is entitled (without prejudice to its other rights and remedies under this Agreement or at law or in equity) to terminate this Agreement at any time if the other Party fails to perform any material obligation, covenant, condition or term of this Agreement or the Quality Agreement, provided such other Party shall not have remedied its failure within [*] (the “Cure Period”) after receipt of written notice from the terminating party setting forth the nature of such failure. If such breach has not been remedied within the Cure Period, the other Party may terminate this Agreement effective immediately upon written notice of termination to the breaching Party. Either Party shall be deemed to have breached this Agreement in the event: (a) such Party voluntarily or involuntarily enters a bankruptcy or similar proceeding; (b) such Party passes a resolution for the winding up of its business or a court of competent jurisdiction makes an order to that effect; (c) a receiver is appointed in respect of substantially all of its assets; or (d) a petition for bankruptcy, reorganization or arrangement is filed by a Third Party and such filing is not withdrawn within [*] of the filing date. If this Agreement is terminated by Onyx under this Section 10.3, Onyx shall have the right to require SENN to transfer manufacturing documentation and technology as provided herein. In the event of any such termination by Onyx, commencing promptly upon the effective date of such termination, SENN will transfer to Onyx or its designee the most current versions of all Work Product, Agreement Technology and other materials, regulatory documentation and other information at SENN necessary to undertake the manufacture and supply of the Product(s), and shall make SENN’s personnel and other resources reasonably available as necessary to effect an orderly transition to alternate supplier(s) designated by Onyx. Such transfer shall be completed within three (3) months after the effective date of such termination, and SENN shall bear all of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its costs and expenses associated with this Section 10.3. In connection therewith, any such alternate supplier(s) shall automatically be sublicensees of Onyx’s rights under Article 8.0.

10.4        Cessation of Manufacture. If this Agreement is terminated for any reason other than termination by Onyx pursuant to Section 10.2 or termination by SENN for cause pursuant to Section 10.3, SENN shall provide Onyx with the opportunity to purchase up to [*] of inventory of Product(s) at the pricing then in effect at the time of the notice of termination, with the amount of such inventory of Product(s) for such up-to-[*] period being determined with reference to the amount [*].

10.5        Other Effects of Termination or Expiration. In connection with expiration or any termination of this Agreement, SENN shall fully cooperate with Onyx at Onyx’s reasonable expense (except in the case of termination by Onyx under Section 10.3, in which case SENN shall bear such costs) regarding the disposition of all materials, Product(s) and information (including Confidential Information). Any rights or obligations which by their nature are intended to survive expiration or termination of this Agreement shall survive such expiration or termination, including, but not limited to, the provisions of Sections 7.0-9.0, 11.0, 12.0 and this Section 10.4.

11.0        INDEMNIFICATION AND INSURANCE

11.1        Onyx Indemnity. Onyx shall indemnify, defend and hold harmless, SENN and its directors, officers, employees and agents, from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees) and expense resulting from claims of any kind and character by any Third Party (including, without limitation, for purposes of this Section 11.1 employees or agents of Onyx) with respect to the Product(s) supplied to and accepted by Onyx pursuant to this Agreement. Notwithstanding the foregoing, SENN and its directors, officers, employees and agents shall not be entitled to indemnification under this Section 11.1 against any claim to the extent resulting from (a) the negligence or wilful misconduct of SENN or its subcontractors or any of their respective directors, officers, employees or agents, (b) any accident at SENN or any subcontractor which may arise in the course of SENN’s or such subcontractor’s performance under this Agreement, or (c) the breach by SENN or its subcontractor of any of the terms or conditions of this Agreement, including without limitation any representations, warranties or covenants of SENN under this Agreement.

11.2        SENN Indemnity. SENN shall indemnify, defend and hold harmless, Onyx and its directors, officers, employees and agents, from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees) and expense resulting from claims of any kind and character by any Third Party (including, without limitation, for purposes of this Section 11.2 directors, officers, employees or agents of SENN or its subcontractors, if any) arising out of or in connection with SENN’s or its subcontractors performance under this Agreement, including but not limited to (a) the negligence or wilful misconduct of SENN or its subcontractors or their respective directors, officers, employees or agents, (b) any accident at SENN or its subcontractors which may arise in the course of SENN’s or such subcontractor’s performance under this Agreement, or (c) the breach by SENN or its subcontractor of any of the terms or conditions of this Agreement, including without limitation any representations, warranties or covenants under this Agreement. Notwithstanding the foregoing, Onyx and its directors, officers, employees and agents shall not be entitled to indemnification under this Section 11.2 against any claim to the extent resulting from (a) the negligence or wilful misconduct of Onyx or its directors, officers, employees or agents, (b) any accident at Onyx which may arise in the course of Onyx’s performance under this Agreement, or (c) the breach by Onyx of any of the terms or conditions of this Agreement, including without limitation any representations, warranties or covenants of Onyx under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3        Limitation of Liability. Notwithstanding anything to the contrary herein, neither Party shall be liable to the other for indirect, incidental, consequential, special, exemplary or punitive damages arising out this Agreement, except for any liability as an Indemnitor.

11.4        Indemnification Procedures. A Party (the “Indemnitee”) which intends to claim indemnification under this Section 17 shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers or employees intend to claim such indemnification; provided, however, that the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee and its directors, officers or employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification, at the Indemnitor’s sole cost and expense. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto. In no event shall the Indemnitor or Indemnitee compromise or settle any such matter which admits fault or requires any obligation on the part of Indemnitor without the prior written consent of the other party, which shall not be bound by any such compromise or settlement absent its prior written consent, which consent shall not be unreasonably withheld or delayed. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own cost and expense.

11.5        Insurance.

(a)                                 SENN and Onyx shall secure and maintain in full force and effect throughout the Term of this Agreement and for at least [*] thereafter policies of insurance for (i) worker’s compensation and (ii) general liability having policy limits, deductibles and other terms appropriate to the conduct of SENN’s and Onyx’s respective businesses, in each case as required by applicable Law and in each Party’s reasonable judgment; provided, however, that such coverage shall not be less than [*] per occurrence, and [*] in annual, aggregate coverage.

(b)                                 The insurance set forth above shall also cover the insured Party’s indemnification obligations under this Agreement, but any coverage limits therein shall not operate to limit such Party’s liability hereunder.

(c)                                  Each Party shall provide the other with written evidence of insurance upon the other Party’s written request, and shall give the other Party at least thirty (30) days’ prior, written notice of the cancellation or non-renewal of, and/or adverse, material change in, any such insurance.

12.0      MISCELLANEOUS

12.1      Assignment. Onyx may assign this Agreement without SENN’s consent. SENN may not delegate, transfer, convey, assign or pledge any of its rights or obligations under this Agreement to any Third Party without the prior written consent of Onyx, which shall not be unreasonably withheld or delayed. Any permitted assignee of a Party shall assume all obligations of its assignor under this Agreement, and no assignment shall relieve either Party of responsibility for the performance of any of its obligations that accrued prior to the effective date of such assignment. Without limiting the foregoing, if SENN enters into any transaction or series of transactions that would constitute a change of “control”(as defined in Section 1.1) of SENN, SENN shall notify Onyx in writing thereof within five (5) days of having entered

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

into such agreement(s); provided, however, that if such transaction(s) have not been publicly announced at the time of such notice to Onyx hereunder, Onyx shall treat such notice as Confidential Information of SENN for purposes of such Agreement, subject to the terms of Article 9.0. Upon any notice from SENN to Onyx pursuant to this Section 12.1, SENN or its proposed assignee of this Agreement shall provide Onyx with the opportunity to purchase up to [*] of inventory of Product(s) at the pricing then in effect at the time of such notice, with the amount of such inventory of Product(s) for such up-to-[*] period being determined with reference to the amount [*].

12.2      Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

12.3      Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement.

12.4      Independent Contractors. The relationship between Onyx and SENN created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

12.5      Force Majeure. Neither Party shall be liable for its failure to perform hereunder as a result of any event of force majeure (“Force Majeure”) beyond the Party’s reasonable control including, but not limited to, acts of God, fire, flood, wars, terrorism, sabotage, civil strife or demonstrations, accidents, strikes, lockouts or other labor disputes, shortages, government actions, or inability to obtain supplies, raw materials or transportation. If either Party’s performance is prevented in whole or part by any such event of Force Majeure, such Party shall be excused from performance hereunder during the period of delay of performance resulting from such event of Force Majeure, and the affected Party shall give prompt written notice of the same and its expected duration to the other Party; provided, however, that the affected Party shall take all commercially reasonable steps to remedy the impact of the event of Force Majeure upon its performance hereunder with all reasonable dispatch.

12.6      Entire Agreement; Amendment; Termination of MSA. This Agreement constitutes the full understanding of the Parties and is a final, complete and exclusive statement of the terms and conditions of their agreement regarding the subject matter hereof. Without limiting the foregoing, the Parties agree that effective as of the Effective Date, the MSA is hereby terminated by mutual written agreement solely with respect to any and all Product(s) manufactured or sourced by SENN for Onyx pursuant to this Agreement, notwithstanding any provisions of the MSA to the contrary; provided, however, that each Party shall continue to be bound by any and all obligations arising under the MSA prior to such effective date of its termination, and provided, further, that the MSA shall remain in effect as to any materials or products developed or manufactured (or in the process of being developed or manufactured) under a purchase order under the MSA that are not Product(s) sourced or manufactured under this Agreement. While purchase orders, invoices or similar routine documents may be used to implement or administer provisions of this Agreement, any provisions of such documents which add to, vary, modify or in conflict with the terms and conditions of this Agreement shall be deemed inoperative and deleted, and shall have no force or effect of either Party’s rights or obligations under this Agreement, and this Agreement shall be deemed controlling. No amendment or modification of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.7      Governing Law. This Agreement shall be governed by the laws of [*] (excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods) irrespective of its conflicts of laws principles.

12.8      Use of Names. Each Party agrees not to use the name of the other Party (or its Affiliates, or Pharmaceutical Products) or any of their respective personnel in any public announcements, publicity, promotional literature or advertising without the prior written approval of the other Party. Notwithstanding the above, Onyx shall be permitted to use the names of SENN and any of its subcontractors (if any) in connection with regulatory filings and communications relating to the Product(s) or the Pharmaceutical Product(s).

12.9      Notices. Except as otherwise expressly provided in this Agreement, any notice to be given to a Party under or in connection with this Agreement shall be in writing and shall be delivered (a) personally, (b) by a nationally recognized overnight courier or by certified mail, postage prepaid, return receipt requested, (c) via facsimile, with receipt confirmed, or (d) if actually received, by U.S. mail, addressed to such Party as follows: (i) if to SENN: to Senn Chemicals AG Attn: Elizabeth Hoffner and Carlo Hächler P. 0. Box 26718157 Dielsdorf I Switzerland I Phone [*] Fax [*]; (ii) if to Onyx, to Dammstrasse 19, 6300 Zug Switzerland Attn: General Manager; with a copy to Onyx Pharmaceuticals, Inc., 249 East Grand Avenue, South San Francisco, CA 94080 USA ATTN: General Counsel; or to such other address as the addressee shall have last furnished in  writing to the addressor and shall be effective upon receipt by the addressee.

12.10    Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Master Services Agreement.

12.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument.

ONYX PHARMACEUTICALS INTERNATIONAL GMBH SENN CHEMICALS AG

By:	/s/ [*] 30.08.2012	By:	/s/ Carlo Hächler
Name:	[*]	Name:	Carlo Hächler
Title:	[*]	Title:	CEO

/s/Elizabeth Hoffner 2 Sept 12
Elizabeth Hoffner
Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Products and Specifications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Pricing

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Onyx Materials and Onyx Equipment

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Acknowledgement of Receipt

On behalf of Senn Chemicals AG, Guido-Senn Strasse 1, Dielsdorf, Switzerland, I hereby confirm receipt of one (1) fully executed wet ink original(s) of the following agreement:

Contract Manufacturing Agreement, concluded between

Onyx Pharmaceuticals International GmbH and Senn Chemicals AG.

Date of receipt: 3 Sep2012

Senn Chemicals AG

By:	/s/ Elizabeth Hoffner, 2 Sept 12
Signature
Elizabeth Hoffner
Name:

Title:	Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.